Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated May 12, 2017, relating to the combined statement of investments of real estate assets to be contributed to VICI Properties Inc. and financial statement schedule (which report expresses an unqualified opinion) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

December 11, 2017